UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2016, Tesla Motors, Inc. (“Tesla Motors”) delivered a proposal to the Board of Directors of SolarCity Corporation (“SolarCity” or the “Company”) outlining a potential acquisition of SolarCity by Tesla Motors.  Subject to completing due diligence and other customary conditions, Tesla Motors has proposed to acquire SolarCity for an exchange ratio of 0.122x to 0.131x for each outstanding share of SolarCity common stock.  The Tesla Motors proposal is attached as Exhibit 99.1 hereto and is incorporated herein by reference.  The Company intends to carefully evaluate the proposal.

On June 21, 2016, Lyndon Rive, co-founder and Chief Executive Officer of SolarCity, sent a message to SolarCity’s employees discussing the proposal.  Mr. Rive’s email to employees is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Tesla Motors Proposal Letter
99.2	Lyndon Rive Email to Employees, dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Lyndon Rive
Lyndon Rive
Date: June 21, 2016		Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Tesla Motors Proposal Letter
99.2	Lyndon Rive Email to Employees, dated June 21, 2016